EXHIBIT 23.3

[SCHLUMBERGER DATA AND CONSULTING SERVICES LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statement on Form S-8 of Chesapeake Energy Corporation to be filed on or about June 30, 2009, of all references to our firm’s name and audit of portions of Chesapeake Energy Corporation’s proved natural gas and oil reserves estimates as of December 31, 2008, as described in our letter to Chesapeake Energy Corporation dated February 5, 2009, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

DATA & CONSULTING SERVICES
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By: /s/ Charles M. Boyer II, P.G., C.P.G., C.C.G.
Charles M. Boyer II, P.G., C.P.G., C.C.G.
Operations Manager, Pittsburgh Consulting Services

June 29, 2009